Exhibit 99

FOR RELEASE –– OCTOBER 24, 2012

Corning Announces Third-Quarter Results

Record sales of Corning® Gorilla® Glass
New agreements with LCD customers

CORNING, N.Y. — Corning Incorporated (NYSE:GLW) today announced its results for the third quarter of 2012.

Third-Quarter Summary
•	Sales were $2.04 billion, up 7% from quarter two and down 2% year over year.
•	Earnings per share were $0.35. Excluding special items, earnings per share were $0.34,* up 10% sequentially, and down 29% year over year.
•
Display Technologies total glass volume, from Corning’s wholly owned business and Samsung Corning Precision Materials Co., Ltd., was up by a low-double digit percentage, as expected. Price declines remained moderate.

•	Specialty Materials sales were up 23% sequentially and 21% year over year, driven by strong growth in Corning® Gorilla® Glass volumes, and much higher than expected.
•	Telecommunications sales decreased 6% sequentially and 7% year over year, and were lower than expectations.

Quarter Three Financial Comparisons
	Q3 2012	Q2 2012	% Change	Q3 2011	% Change
Net Sales in millions	$2,038	$1,908	7%	$2,075	(2%)
Net Income in millions	$ 521	$ 462	13%	$ 811	(36%)
Non-GAAP Net Income in millions*	$ 514	$ 465	11%	$ 766	(33%)
GAAP EPS	$ 0.35	$ 0.30	17%	$ 0.51	(31%)
Non-GAAP EPS*	$ 0.34	$ 0.31	10%	$ 0.48	(29%)
*These are non-GAAP financial measures.  The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s investor relations website.

Reflecting on the company’s third-quarter performance, Wendell P. Weeks, chairman, chief executive officer, and president, said, “We were pleased with Corning’s overall performance this past quarter as we grew sales and earnings sequentially, and exceeded our expectations for the period.

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Corning Announces Third-Quarter Results
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“We are making progress on our goal to improve Corning’s overall profitability. We had our strongest quarterly sales to date for Corning Gorilla Glass. Our Display Technologies segment continued to stabilize its earnings with another quarter of moderate LCD glass price declines. However, weakening global economic conditions worked against our sales results in Telecommunications and Environmental Technologies.”

Weeks referenced Corning’s entry into new supply agreements with industry-leading LCD display manufacturers this past quarter. “These new customer agreements will assist us in maintaining Corning’s market position at specified levels and contain mechanisms that establish a relationship between Corning’s glass price and the market’s glass price. We believe these new agreements will allow us to manage our capacity more efficiently and enable us to continue improving our cost position,” he said.

Third-Quarter Segment Results
Sales in the Display Technologies segment were $763 million, a 19% sequential increase and 6% year-over-year decline. Glass price declines for LCD were moderate, as expected.

Telecommunications segment sales were $523 million, declining 6% sequentially and 7% year over year. The decline was driven by lower sales in North America and Europe, partially offset by growth in China. North American sales were impacted by certain project delays and a winding down of U.S. stimulus spending on optical cable in support of telecommunications infrastructure projects. European sales were impacted by a softening in market demand.

Specialty Materials segment sales were $363 million, a 23% sequential and 21% year-over-year increase driven by Gorilla Glass sales in the handheld and information technology device markets.  Sales of semiconductor products were down sequentially and year over year.

Environmental Technologies segment sales were $233 million, a 6% sequential and year-over-year decline. Following the summer’s seasonal manufacturing shutdowns, higher light-duty diesel product sales were offset by lower sales of heavy-duty diesel filters and substrates. Orders for heavy-duty emissions products declined substantially as truck demand slowed significantly in the third quarter and manufacturers began to manage inventory.

Life Sciences segment sales were $155 million, down 4% sequentially and up 1% year over year. The company expects its acquisition of the majority of the BD Discovery Labware unit to be completed this year, pending regulatory approvals. When complete, the acquisition will be integrated into Corning’s Life Sciences business segment, providing a much broader portfolio of high-quality laboratory research products and expanded global market reach.

Dow Corning Corporation’s equity earnings were $48 million, down 21% sequentially, driven primarily by the absence of two non-recurring gains in the second quarter, and a higher tax rate. Dow Corning’s equity earnings were down 46% on a year-over-year basis, driven by severe weakness in the solar polysilicon market.
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Corning Announces Third-Quarter Results
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Corning’s gross margin for the quarter was 43%, up slightly over the previous quarter. The company ended the second quarter with $6.4 billion in cash and short-term investments. Corning continued to purchase outstanding common stock throughout the quarter, and expects to complete its stock repurchase program in the fourth quarter.

Looking Forward
“In quarter four, we will build on the great strides we have made toward achieving positive momentum in our LCD glass business,” James B. Flaws, vice chairman and chief financial officer said. “It was nearly one year ago that our LCD business experienced an upset that significantly reduced our profitability. Since then, we brought our glass capacity in line with demand, made significant progress in moderating LCD glass price declines, and established new supply agreements with key customers.”

The company has the following fourth-quarter expectations:
•
In Corning’s wholly owned display business and Samsung Corning Precision, total glass volume is expected to be consistent to down low-single digit percentage sequentially, depending on the level of normal seasonal inventory correction expected from panel manufacturers. Corning anticipates price declines for the fourth quarter will be slightly higher than the previous two quarters.

•
Telecommunications segment sales are anticipated to be consistent with third-quarter performance. Normal seasonal declines are expected to be offset by continued demand for optical fiber and cable products in China.

•	Specialty Materials segment sales are anticipated to be consistent with the record performance of the third quarter. Gorilla Glass sales are expected to remain strong in the fourth quarter.

•	Environmental Technologies segment sales are expected to be even to down slightly from the previous quarter.

•	In the Life Sciences segment, Corning forecasts sales to be down about 5% sequentially, driven by normal seasonality.

•	Corning's tax rate is anticipated to be approximately 19% in the fourth quarter, and for the year in total.

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Corning Announces Third-Quarter Results
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“The weakening economy is affecting sales in many of our businesses, with several not achieving the growth expectations we set for the year. We believe these economic headwinds will persist next year. In order to deliver on our plan to grow earnings, we are likely to implement selected cost reductions in the areas of project spending, capital expenditures, and fixed costs, which may include modest headcount reductions,” Flaws said. “Once the restructuring plan is determined, we anticipate taking a pretax charge of up to $50 million in the fourth quarter to cover the cost of that restructuring.”

“We are executing our strategy to improve profits and deliver new growth opportunities, despite these challenges,” Flaws said. “Gorilla Glass, now available on more than one billion consumer electronics devices around the world, has been a resounding success for Corning, and we continue to bring other new technologies to market. We are excited about the development of Corning® Willow™ Glass, an ultra-slim flexible glass that we believe could revolutionize the shape and form of next-generation consumer electronics technologies, and we are experiencing success introducing new high-speed wireless connectivity solutions that greatly expand bandwidth capabilities in large venues such as stadiums and arenas. Moreover, we continue to supplement our organic growth with strategic acquisitions that expand our product offerings and increase our market access,” he said.

Flaws added, “These positive prospects, combined with Corning’s continuing strong operating cash flow and declining capital spending, gave the board of directors confidence to increase the company’s dividend payout by 20% earlier this quarter.

“Corning is executing the strategy we laid out to investors at the beginning of the year, and we believe our future is very bright.”

Upcoming Investor Events
Corning will present at the UBS Global Technology and Services Conference in New York City on Nov. 14 and at the Credit Suisse Technology Conference in Scottsdale, Ariz. on Nov. 27.

Third-Quarter Conference Call Information
The company will host a third-quarter conference call on Wednesday, Oct. 24 at 8:30 a.m. ET. To participate, please call toll free (800) 230-1093 or for international access call (612) 288-0329 approximately 10-15 minutes prior to the start of the call. The password is ‘QUARTER THREE’. The host is ‘NICHOLSON’. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations and click Investor Events on the left. A replay will be available beginning at 10:30 a.m. ET and will run through 5 p.m. ET, Wednesday, Nov. 7, 2012. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 266618. The webcast will be archived for one year following the call.

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Corning Announces Third-Quarter Results
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Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP net income and EPS measures exclude restructuring, impairment and other charges and adjustments to prior estimates for such charges. Additionally, the company’s non-GAAP measures exclude adjustments to asbestos settlement reserves, gains and losses arising from debt retirements, charges or credits arising from adjustments to the valuation allowance against deferred tax assets, equity method charges resulting from impairments of equity method investments or restructuring, impairment or other charges taken by equity method companies and gains from discontinued operations. The company believes presenting non-GAAP net income and EPS measures is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. Reconciliation of these non-GAAP measures can be found on the company’s website by going to www.corning.com/investor_relations and clicking Financial Reports on the left. Reconciliation also accompanies this news release.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

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Corning Announces Third-Quarter Results
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About Corning Incorporated
Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:	Investor Relations Contact:
Daniel F. Collins	Ann S. Nicholson
(607) 974-4197	(607) 974-6716
collinsdf@corning.com	nicholsoas@corning.com

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Net sales	$2,038	$2,075	$5,866	$6,003
Cost of sales	1,159	1,097	3,376	3,262

Gross margin	879	978	2,490	2,741

Operating expenses:
Selling, general and administrative expenses	294	216	864	750
Research, development and engineering expenses	185	166	560	494
Amortization of purchased intangibles	4	4	13	11
Asbestos litigation charge (Note 1)	3	5	9	15

Operating income	393	587	1,044	1,471

Equity in earnings of affiliated companies (Note 2)	240	324	717	1,150
Interest income	3	6	10	15
Interest expense	(33)	(23)	(77)	(72)
Other income, net	5	27	42	97

Income before incomes taxes	608	921	1,736	2,661
Provision for income taxes	(87)	(110)	(291)	(347)

Net income attributable to Corning Incorporated	$521	$811	$1,445	$2,314

Earnings per common share attributable to Corning Incorporated:
Basic (Note 3)	$0.35	$0.52	$0.96	$1.48
Diluted (Note 3)	$0.35	$0.51	$0.95	$1.46
Dividends declared per common share	$0.075	$0.05	$0.225	$0.15

See accompanying notes to these financial statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Net income attributable to Corning Incorporated	$521	$811	$1,445	$2,314
Other comprehensive income (loss), net of tax	241	(371)	194	50

Comprehensive income attributable to Corning Incorporated	$762	$440	$1,639	$2,364

See accompanying notes to these financial statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	September 30, 2012	December 31, 2011

Assets

Current assets:
Cash and cash equivalents	$4,952	$4,661
Short-term investments, at fair value	1,399	1,164
Total cash, cash equivalents and short-term investments	6,351	5,825
Trade accounts receivable, net of doubtful accounts and allowances	1,248	1,082
Inventories	1,003	975
Deferred income taxes	490	448
Other current assets	424	347
Total current assets	9,516	8,677

Investments	5,172	4,726
Property, net of accumulated depreciation	11,036	10,671
Goodwill and other intangible assets, net	912	926
Deferred income taxes	2,501	2,652
Other assets	273	196

Total Assets	$29,410	$27,848

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$30	$27
Accounts payable	901	977
Other accrued liabilities	956	1,093
Total current liabilities	1,887	2,097

Long-term debt	3,372	2,364
Postretirement benefits other than pensions	901	897
Other liabilities	1,364	1,361
Total liabilities	7,524	6,719

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,647 million and 1,636 million	824	818
Additional paid-in capital	13,118	13,041
Retained earnings	10,438	9,332
Treasury stock, at cost; Shares held: 169 million and 121 million	(2,646)	(2,024)
Accumulated other comprehensive income (loss)	105	(89)
Total Corning Incorporated shareholders’ equity	21,839	21,078
Noncontrolling interests	47	51
Total equity	21,886	21,129

Total Liabilities and Equity	$29,410	$27,848

See accompanying notes to these financial statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Cash Flows from Operating Activities:
Net income	$521	$811	$1,445	$2,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	244	241	717	699
Amortization of purchased intangibles	4	4	13	11
Cash received from settlement of insurance claims				66
Stock compensation charges	16	21	56	66
Earnings of affiliated companies in excess of dividends received	(184)	(249)	(140)	(686)
Deferred tax provision	23	22	44	118
Employee benefit payments less than expense	33	37		105
Changes in certain working capital items:
Trade accounts receivable	(81)	61	(149)	(182)
Inventories	4	(27)	(31)	(170)
Other current assets	(11)	(7)	(65)	(49)
Accounts payable and other current liabilities, net of restructuring payments	3	(64)	(42)	(107)
Other, net	62	63	118	(153)
Net cash provided by operating activities	634	913	1,966	2,032

Cash Flows from Investing Activities:
Capital expenditures	(422)	(640)	(1,275)	(1,666)
Acquisitions of businesses, net of cash received				(148)
Investments in affiliates			(111)
Short-term investments – acquisitions	(691)	(348)	(1,859)	(2,193)
Short-term investments – liquidations	629	574	1,618	2,426
Other, net	2	(4)	6	1
Net cash used in investing activities	(482)	(418)	(1,621)	(1,580)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(11)	(10)	(24)	(22)
Principal payments under capital lease obligations			(1)	(32)
Proceeds from issuance of long-term debt, net	144	34	1,030	34
Payments to settle interest rate hedges			(18)
Proceeds from the exercise of stock options	7	9	26	82
Repurchase of common stock for treasury	(194)		(580)
Dividends paid	(112)	(79)	(339)	(237)
Net cash (used in) provided by financing activities	(166)	(46)	94	(175)
Effect of exchange rates on cash	(42)	(157)	(148)	26
Net increase in cash and cash equivalents	(56)	292	291	303
Cash and cash equivalents at beginning of period	5,008	4,609	4,661	4,598

Cash and cash equivalents at end of period	$4,952	$4,901	$4,952	$4,901

Certain amounts for 2011 were reclassified to conform to the 2012 presentation.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
SEGMENT RESULTS
(Unaudited; in millions)

Our reportable operating segments include Display Technologies, Telecommunications, Environmental Technologies, Specialty Materials and Life Sciences.

	Display Technologies	Telecom- munications	Environmental Technologies	Specialty Materials	Life Sciences	All Other	Total
Three months ended September 30, 2012
Net sales	$763	$523	$233	$363	$155	$1	$2,038
Depreciation (1)	$123	$34	$30	$40	$11	$5	$243
Amortization of purchased intangibles		$2			$2		$4
Research, development and engineering expenses (2)	$24	$35	$23	$28	$5	$36	$151
Equity in earnings of affiliated companies	$187	$1				$1	$189
Income tax (provision) benefit	$(83)	$(17)	$(13)	$(29)	$(4)	$15	$(131)
Net income (loss) (3)	$440	$35	$26	$59	$9	$(30)	$539

Three months ended September 30, 2011
Net sales	$815	$560	$247	$299	$153	$1	$2,075
Depreciation (1)	$131	$31	$27	$41	$8	$3	$241
Amortization of purchased intangibles		$2			$1		$3
Research, development and engineering expenses (2)	$21	$29	$27	$35	$3	$22	$137
Equity in earnings of affiliated companies	$222			$5		$4	$231
Income tax (provision) benefit	$(118)	$(30)	$(15)	$(16)	$(10)	$9	$(180)
Net income (loss) (3)	$593	$82	$32	$38	$21	$(17)	$749

Nine months ended September 30, 2012
Net sales	$2,109	$1,590	$745	$947	$472	$3	$5,866
Depreciation (1)	$377	$98	$87	$110	$31	$11	$714
Amortization of purchased intangibles		$7			$6		$13
Research, development and engineering expenses (2)	$77	$105	$75	$102	$16	$92	$467
Equity in earnings of affiliated companies	$553	$(1)	$1			$14	$567
Income tax (provision) benefit	$(257)	$(46)	$(50)	$(57)	$(15)	$37	$(388)
Net income (loss) (3)	$1,232	$92	$100	$114	$32	$(66)	$1,504

Nine months ended September 30, 2011
Net sales	$2,365	$1,582	$764	$836	$452	$4	$6,003
Depreciation (1)	$378	$91	$79	$120	$25	$8	$701
Amortization of purchased intangibles		$5			$5		$10
Research, development and engineering expenses (2)	$73	$90	$73	$100	$12	$68	$416
Equity in earnings of affiliated companies	$835	$4	$1	$13		$13	$866
Income tax (provision) benefit	$(375)	$(71)	$(44)	$(28)	$(24)	$28	$(514)
Net income (loss) (3)	$1,857	$169	$93	$69	$51	$(52)	$2,187

(1)	Depreciation expense for Corning’s reportable segments includes an allocation of depreciation of corporate property not specifically identifiable to a segment.
(2)	Research, development, and engineering expense includes direct project spending which is identifiable to a segment.
(3)
Many of Corning’s administrative and staff functions are performed on a centralized basis.  Where practicable, Corning charges these expenses to segments based upon the extent to which each business uses a centralized function.  Other staff functions, such as corporate finance, human resources and legal are allocated to segments, primarily as a percentage of sales.  In the three and nine months ended September 30, 2011, the Telecommunications segment included a credit of $22 million on the reduction in a contingent liability associated with an acquisition recorded in the first quarter of 2011.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
SEGMENT RESULTS
(Unaudited; in millions)

A reconciliation of reportable segment net income to consolidated net income follows (in millions):
	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net income of reportable segments	$569	$766	$1,570	$2,239
Non-reportable segments	(30)	(17)	(66)	(52)
Unallocated amounts:
Net financing costs (1)	(55)	(47)	(139)	(146)
Stock-based compensation expense	(16)	(21)	(56)	(66)
Exploratory research	(27)	(23)	(74)	(59)
Corporate contributions	(13)	(6)	(36)	(38)
Equity in earnings of affiliated companies, net of impairments (2)	51	93	150	284
Asbestos settlement (3)	(3)	(5)	(9)	(15)
Other corporate items (4)	45	71	105	167
Net income	$521	$811	$1,445	$2,314

(1)	Net financing costs include interest income, interest expense, and interest costs and investment gains associated with benefit plans.
(2)
Primarily represents the equity earnings of Dow Corning Corporation.  In the three and nine months ended September 30, 2012, Corning recorded a $10 million credit for our share of Dow Corning Corporation’s settlement of a dispute related to long term supply agreements.

(3)
In the three and nine months ended September 30, 2012, Corning recorded a charge of $3 million and $9 million, respectively, to adjust the asbestos liability for the change in value of the components of the Amended PCC Plan. In the three and nine months ended September 30, 2011, Corning recorded a charge of $5 million and $15 million, respectively, to adjust the asbestos liability for the change in value of the components of the Amended PCC Plan.

(4)	In the three months ended September 30, 2011, Corning recorded a $41 million tax benefit from the filing of an amended 2006 U.S. Federal Tax return to claim foreign tax credits.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Asbestos Litigation

Pittsburgh Corning Corporation (PCC) was named in numerous lawsuits alleging personal injury from exposure to asbestos and, on April 16, 2000, PCC filed for Chapter 11 reorganization.  Corning, with other relevant parties, proposed a Plan of Reorganization of PCC in 2003, which has not yet been confirmed.  Under this PCC Plan, Corning would contribute certain payments and assets.  In the third quarter of 2012, we recorded a charge of $3 million ($2 million after-tax) to adjust the asbestos litigation liability for the change in value of the components to be contributed by Corning under this PCC Plan.

2.	Equity in Earnings of Affiliated Companies

In the third quarter of 2012, equity in earnings of affiliated companies included a $10 million ($9 million after-tax) credit for Corning’s share of Dow Corning Corporation’s settlement of a dispute related to long term supply agreements.

3.	Weighted Average Shares Outstanding

Weighted average shares outstanding are as follows (in millions):

	Three months ended September 30,		Three months ended June 30, 2012
	2012	2011

Basic	1,483	1,569	1,506
Diluted	1,494	1,588	1,518
Diluted used for non-GAAP measures	1,494	1,588	1,518

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
QUARTER SALES INFORMATION
(Unaudited; in millions)

	2012
	Q1	Q2	Q3	Nine Months Ended Sept. 30

Display Technologies	$705	$641	$763	$2,109

Telecommunications
Fiber and cable	254	302	278	834
Hardware and equipment	254	257	245	756
	508	559	523	1,590

Environmental Technologies
Automotive	129	120	123	372
Diesel	134	129	110	373
	263	249	233	745

Specialty Materials	288	296	363	947

Life Sciences	155	162	155	472

All Other	1	1	1	3

Total	$1,920	$1,908	$2,038	$5,866

	2011
	Q1	Q2	Q3	Q4	Total

Display Technologies	$790	$760	$815	$780	$3,145

Telecommunications
Fiber and cable	248	265	276	262	1,051
Hardware and equipment	226	283	284	228	1,021
	474	548	560	490	2,072

Environmental Technologies
Automotive	123	121	119	113	476
Diesel	136	137	128	121	522
	259	258	247	234	998

Specialty Materials	254	283	299	238	1,074

Life Sciences	144	155	153	143	595

All Other	2	1	1	2	6

Total	$1,923	$2,005	$2,075	$1,887	$7,890

The above supplemental information is intended to facilitate analysis of Corning’s businesses.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended September 30, 2012
(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the third quarter of 2012 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission.  Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP).  The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance.  A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income Before Income Taxes	Net Income

Earnings per share (EPS) and net income, excluding special items	$0.34	$601	$514

Special items:
Asbestos settlement (a)	-	(3)	(2)

Equity in earnings of affiliated companies (b)	0.01	10	9

Total EPS and net income	$0.35	$608	$521

(a)	In the third quarter of 2012, Corning recorded a charge of $3 million ($2 million after-tax) to adjust the asbestos liability for the change in value of the components of the Modified PCC Plan.

(b)
In the third quarter of 2012, equity in earnings of affiliated companies included a $10 million ($9 million after-tax) credit for Corning’s share of Dow Corning Corporation’s settlement of a dispute related to long term supply agreements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended June 30, 2012
(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the second quarter of 2012 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission.  Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP).  The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance.  A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income Before Income Taxes	Net Income

Earnings per share (EPS) and net income, excluding special items	$0.31	$560	$465

Special items:
Asbestos settlement (a)	-	(5)	(3)

Total EPS and net income	$0.30	$555	$462

(a)	In the second quarter of 2012, Corning recorded a charge of $5 million ($3 million after-tax) to adjust the asbestos liability for the change in value of the components of the Modified PCC Plan.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended September 30, 2011
(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the third quarter of 2011 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission.  Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP).  The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance.  A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income Before Income Taxes	Net Income

Earnings per share (EPS) and net income, excluding special items	$0.48	$904	$766

Special items:
Contingent liability (a)	0.01	22	22

Asbestos settlement (b)	-	(5)	(3)

Provision for income taxes (c)	0.02	-	26

Total EPS and net income	$0.51	$921	$811

(a)	In the third quarter of 2011, Corning recognized a credit of $22 million resulting from a reduction to a contingent liability associated with an acquisition recorded in the first quarter of 2011.

(b)	In the third quarter of 2011, Corning recorded a charge of $5 million ($3 million after-tax) to adjust the asbestos liability for the change in value of the components of the Modified PCC Plan.

(c)	In the third quarter of 2011, Corning recorded a $26 million net tax benefit related to prior year foreign tax credits and other tax adjustments.

 CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three and Nine Months Ended September 30, 2012
(Unaudited; amounts in millions)

Corning’s free cash flow financial measure for the three and nine months ended September 30, 2012 is non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission.  Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP).  The company believes presenting non-GAAP financial measures are helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance.  A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measures.

	Three months ended September 30, 2012	Nine months ended September 30, 2012

Cash flows from operating activities	$634	$1,966

Less: Cash flows from investing activities	(482)	(1,621)

Plus: Short-term investments – acquisitions	691	1,859

Less: Short-term investments – liquidations	(629)	(1,618)

Free cash flow	$214	$586